                               SCHEDULE 14A
                              (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant  [ ]

          Filed by a Party other than the Registrant  [X]
          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [X]  Definitive Additional Materials
          [ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12 Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                         BADGER PAPER MILLS, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

       JAMES D. AZZAR, BOMARKO, INC., AND EXTRUSIONS DIVISION, INC.
---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:
     ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
     ----------------------------------------------------------------------

      (5) Total fee paid:
     ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
     ----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     ----------------------------------------------------------------------

      (3) Filing party:
     ----------------------------------------------------------------------

      (4) Date filed:
     ----------------------------------------------------------------------

                              JAMES D. AZZAR
                           208 Pioneer Club Road
                     East Grand Rapids, Michigan 49506


                              PROXY STATEMENT
                                    FOR
                      SPECIAL MEETING OF SHAREHOLDERS
                        OF BADGER PAPER MILLS, INC.
                         TO BE HELD MARCH 10, 1998

                                    AND

                      ANNUAL MEETING OF SHAREHOLDERS
                        OF BADGER PAPER MILLS, INC.
                        TO BE HELD __________, 1998

     This Proxy Statement is being furnished to shareholders of Badger Paper Mills, Inc. (the "Company") by James D. Azzar, on or about February ___, 1998, in connection with a solicitation of proxies by Mr. Azzar for use at (i) the Special Meeting of Shareholders of the Company to be held on March 10, 1998, at 10:00 a.m., local time, and all adjournments or postponements thereof (the "Special Meeting") for the purposes set forth below, and (ii) the 1998 Annual Meeting of Shareholders of the Company, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth below. As of the date of this Proxy Statement, the date of the Annual Meeting and the Record Date for determining the shareholders entitled to vote at the Annual Meeting have not, to the knowledge of the Participants (defined below), been determined. However, the Company's Bylaws provide that annual shareholders' meetings will, unless otherwise determined by the Board of Directors of the Company, be held on the first Tuesday in May of each year.

     In addition to Mr. Azzar, other participants in this solicitation are Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI"), corporations controlled by Mr. Azzar. (Mr. Azzar, Bomarko, and EDI are collectively referred to in this Proxy Statement as the "Participants" or the "Azzar Group") Mr. Azzar, Bomarko, and EDI collectively are the beneficial owners of 276,864 shares (14.2%) of the Company's common stock, no par value ("Common Stock").

    This Proxy Statement concerns two proposals, one of which will be presented at the Special Meeting, and the other of which will be presented at the Annual Meeting. To the Participants' knowledge, there are no other proposals to be presented for shareholder action at the Special Meeting. However, there will be other proposals to be acted on at the Annual Meeting (such as the election of Directors).

                                PROPOSAL I

     To the knowledge of the Participants, the only matter to be presented at the Special Meeting is the following proposal submitted by the Participants ("Proposal I"):

          WHEREAS, James D. Azzar, Bomarko, Inc., and Extrusions Division (collectively referred to as the "Azzar Group"), currently are the beneficial owners of 276,864 shares of the common stock of Badger Paper Mills representing approximately 14.2% of the outstanding common stock in the corporation; and
          WHEREAS, the Azzar Group may desire to purchase additional common stock in the corporation exceeding 20%; and

          WHEREAS, the Azzar Group has requested that the shareholders be called to a special meeting to vote on restoration of full voting rights to all stock held by the Azzar Group in excess of 20% of the outstanding issue of the corporation:

          NOW, THEREFORE, the shareholders of Badger Paper Mills, Inc., by a majority vote, resolve to restore full and regular voting power to any and all stock in Badger Paper Mills, Inc. owned by the Azzar Group, including those shares which exceed 20% of the outstanding stock in the corporation, as permitted by Wis. Stats. 180.1150(4).


                             ABOUT PROPOSAL I

     In January 1998, the Participants submitted to the Company Proposal I and the following notice pursuant to Section 180.1150 and requested that Proposal II be submitted to a vote of the shareholders.

     Set forth below is the notice accompanying the Proposal:

               NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS

     To:  The Directors and Shareholders of Badger Paper Mills, Inc.

     From: James D. Azzar, Bomarko, Inc. and Extrusions Division, Inc. (collectively the "Azzar Group")

          PLEASE TAKE NOTICE that the Azzar Group, currently the beneficial owners of approximately 14.2% of the outstanding issue in the corporation, pursuant to Wisconsin Statutes 180.1150 specifically request a special meeting of shareholders for




                                      2
     purposes of obtaining relief from the provisions of Wisconsin Statutes 180.1152(2) and specifically request that the shareholders vote to restore regular voting power to any and all shares of stock in Badger Paper Mills, Inc. obtained by the Azzar Group, including all shares in excess of 20% of the outstanding shares in the corporation, as permitted by Wisc. Statutes
     <Section>180.1150.

          This notice and proposed resolution are submitted under Wisc. Stats. <Section>180.1150(4). The Azzar Group, with funds of Bomarko, Inc., Extrusions Division, Inc. and James D. Azzar may purchase additional shares in the corporation. These shares would be held for investment purposes. The "Azzar Group" has no intention of liquidating the corporation, selling substantial assets of the corporation, or making any material changes in the business or structure of the company.

                                   /S/JAMES D. AZZAR
                                   James D. Azzar

     Generally speaking, under Section 180.1150 of the Wisconsin Business Corporation Law ("WBCL"), the voting power of shares of Common Stock held by any person, or group acting in concert, in excess of 20% of the aggregate of all shares eligible to vote in the election of Company directors is limited in voting on any matter to 10% of the full voting power of such excess shares, unless Company shareholders have voted to restore full voting power. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150, but such exceptions are not relevant in the matter being voted upon. If a shareholder requests, the Board must call a meeting of shareholders to consider and act upon a proposal to restore full voting power of the shares. In response to the notice described above, the Company called the Special Meeting.


                                PROPOSAL II

     One of the matters to be presented at the Annual Meeting is the following shareholder proposal submitted by the Participants ("Proposal II"):

     RESOLVED, that the shareholders of Badger Paper Mills, Inc. (the "Company"), believing that the value of their investment in the Company can best be maximized through the immediate sale or merger of the Company, hereby urge the board of directors to establish a committee of directors who are not current or former officers or employees of the Company for the purpose of engaging an investment banking firm, facilitating and promoting a sale or merger of the Company or a sale of substantially all of its assets, reviewing and negotiating any sale or merger proposal received by the Company, and making a recommendation to the board of directors with respect to any such proposal.


                             ABOUT PROPOSAL II

          On December 6, 1997, the Participants sent Proposal II to the Company. The Participants included the following Supporting Statement with Proposal II:

                           SUPPORTING STATEMENT

          This shareholder proposal is submitted by Bomarko, Inc., Extrusions Division, Inc. and James D. Azzar. We are substantial investors in the Company, owning over 14% of its shares.

          This proposal, which is absolutely not binding, is resubmitted this year as an opportunity for the shareholders to offer a vote of "no confidence" in the Board of Directors and management of the Company. A vote "FOR" this proposal is a way that you, as a shareholder and investor, can send a message that you are not satisfied with the results achieved by the Board of Directors and management to produce value for shareholders.

          Last year, the Board of Directors recommended that you vote against the proposal, arguing that the proposal was "moot." The Board assured you that it had already created a committee to review strategic options, engaged an investment banking firm and was in the process of reviewing strategic alternatives.

          You might have actually believed management's assertions and promises and voted against the proposal last year. Don't be fooled again this year. For if 1997 has taught us anything, it is that the Board has not followed through on its promises.
     While the Board may have taken some token steps to appear to be concerned with shareholder value, positive results have not been achieved.

          We believe that the stock price performance of the Company and its future prospects have been adversely affected by poor management and questionable strategic decisions. We question the Company's continuing ability to profitably sell its products in a highly competitive environment. We believe that these poor results are tolerated in part because a substantial portion of the Company's directors are current or former officers of the

     Company or are affiliated with concerns which do business with the Company.

          Consequently, we believe that a sale or merger of the Company or a sale of substantially all of its assets offers the most likely means to realize the value of the Company.

          Please vote "For" this proposal and help yourself and your fellow shareholders prevent further losses in the value of their investment in the Company. If management opposes this proposal and you want to vote in favor of it, you must mark the "For" box on the proxy card next to the proposal.


                          SOLICITATION OF PROXIES

     This solicitation is not being made by or on behalf of the Company or the Company's Board of Directors. Proxies are being solicited by and on behalf of Mr. Azzar and the Participants. Mr. Azzar and employees of the Participants may solicit proxies by use of the mails and perhaps by telephone. Bomarko, Inc. will bear all of the costs of this solicitation.

     Mr. Azzar, Bomarko and EDI constitute a "group" within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are also considered "participants in a solicitation" within the meaning of Instruction 3 to Item 4 of Regulation 14A under the Exchange Act. Mr. Azzar is a United States citizen. His principal occupation is as a private investor. His address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. Bomarko is a Delaware corporation. Its principal business is the manufacture and sale of coated and printed paper products. The address of its principal business and principal office is Bomarko, Inc., North Oak Road, Post Office Box K, Plymouth, Indiana 46563. Mr. Azzar is the Chairman of the Board, the Chief Executive Officer and a Director of Bomarko. EDI is a Michigan corporation. Its principal business is the sale of plastic parts. The address of its principal business and principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. Mr. Azzar is the President, sole director and sole shareholder of EDI.

     The Special Meeting will take place at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, March 10, 1998, at 10:00 a.m. As of the date of this Proxy Statement, the Participants do not know where or when the Annual Meeting will be held, except that, as stated above, the Company's Bylaws provide that the annual shareholders' meetings are generally to be held on the first Tuesday of May.

     The address of the Company's principal executive office is 200 West Front Street, Peshtigo, Wisconsin 54157-0149.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend either or both of the Special Meeting and the Annual Meeting and to vote in person at such meetings. Presence at the Special Meeting and/or the Special Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing at or before the Special Meeting and/or Annual Meeting, as applicable, or by executing a later-dated proxy.

     Other than Proposal I and Proposal II, which are described above, the Participants have no knowledge of any other matters to be presented for action by the shareholders at the Special Meeting or the Annual Meeting (except that Directors will be elected at the Annual Meeting).

     On or about February ____, 1998, the Company mailed its proxy state-ment (the "Company Proxy Statement") relating to the Special Meeting. In the Company Proxy Statement, the Company noted that only holders of record of the Company's Common Stock as of the close of business on February 2, 1998 are entitled to vote at the Special Meeting. In the Company Proxy Statement, the Company reported that, on that date, it had 1,951,855 shares of Common Stock outstanding and entitled to vote, each of which is entitled to one vote per share.

     As of the date of this Proxy Statement, the Company has not filed with the Securities and Exchange Commission a preliminary or definitive proxy statement relating to the Annual Meeting. Accordingly, the Participants do not have knowledge of any matters other than Proposal II to be presented at the Annual Meeting, although the shareholders will be asked to vote on the election of Directors at the Annual Meeting. Likewise, the shareholders do not know the record date for determining the shareholders who will be entitled to vote at the Annual Meeting or the number of shares that are or will be entitled to vote as of such record date.


               INTEREST OF THE PARTICIPANTS IN THE PROPOSALS

     PROPOSAL I. If Proposal I is approved (see "Vote Required"), the Participants, should they collectively purchase additional shares of Common Stock sufficient to bring their collective ownership level above 20 percent of the outstanding Common Stock, will have full voting rights for all of their shares of Common Stock.

     PROPOSAL II.   The Participants have no direct interest in Proposal II
that is different from any other shareholder. If Proposal II is approved (see "Vote Required"), the Company's Board of Directors is free to ignore Proposal II and choose not to begin the process of selling the Company. Proposal II, if approved, would communicate to the Company's management that the shareholders desire that the Company be sold. If the Company is indeed sold, it is expected that all shareholders would share equally (on a per-share basis) in the gains, if any, that are produced by such a sale.
As such, the Participants would not be treated differently than any other shareholder on a per-share basis.


                               VOTE REQUIRED

     PROPOSAL I. The number of votes cast "FOR" Proposal I at the Special Meeting must exceed the number of votes cast "AGAINST" Proposal I to approve Proposal I. Abstentions and broker non-votes will not be counted except to establish the existence of a quorum.

     PROPOSAL II. The number of votes cast "FOR" Proposal II at the Annual Meeting must exceed the number of votes cast "AGAINST" Proposal II to approve Proposal II. Abstentions and broker non-votes will not be counted except to establish the existence of a quorum.


                          PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 2, 1998 by: (i) each director; (ii) the executive officers required to be named in the Summary Compensation Table set forth in the Company Proxy Statement distributed in connection with the 1998 Annual Meeting of Shareholders; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power other the shares beneficially owned. This information was taken from the Company Proxy Statement. The Participants have no knowledge of, and are not responsible for, such information, except to the extent that it relates to the Participants.

                                      SHARES OF           PERCENT OF
                                     COMMON STOCK        COMMON STOCK
       NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED   BENEFICIALLY OWNED
       ------------------------   ------------------   ------------------
      Claude L. Van Hefty,
        Director,  President and
        Chief Executive Officer         9,931<F1>              *

      Mark D. Burish,
        Director                       12,489                  *

      Thomas J. Kuber, Director        20,879                  *

      James L. Kemerling, Director      2,469                  *

      John R. Peterson, Director        1,266                  *

      Ralph D. Searles, Director        2,269                  *

      All directors and executive
      officers as a group
      (11 persons)                     61,775<F2>             3.2%

      Walter F. Adrian                112,000<F3>             5.7%

      James D. Azzar                  276,864<F4>            14.2%

      Edwin A. Meyer, Jr.             327,562<F5>            16.8%

      Bennie C. Burish                101,048<F6>             5.2%

___________________________
<F*>Denotes less than 1%.
<F1>     Amounts shown include 2,000 shares of Common Stock owned by Mr. Van
         Hefty and Karen J. Van Hefty, Mr. Van Hefty's wife, as joint tenants as to which they share voting and investment power, and 5,431 shares allocated to Mr. Van Hefty's account under the Company's Profit Sharing Plan and Trust for Non-Union Employees.

<F2>     In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 52,807 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 7,768 shares. One executive officer has sole voting rights only with respect to 1,200 shares.

<F3>     The share amount listed is from the Schedule 13G dated April 17,
         1995 filed with the Securities and Exchange Commission and the
                                      8

         Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

<F4>     According to a report of beneficial ownership on an amended Schedule
         13D dated September 18, 1997, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko and 200 are owned by EDI. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P.O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

<F5>     Amounts shown include 55,500 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

<F6>     The share amount listed is from the Schedule 13G dated April 26,
         1995 filed with the Securities and Exchange Commission and the Company. Mr. Burish's address is 352 Brown Avenue, Peshtigo, Wisconsin 54157.

                           SHAREHOLDER PROPOSALS

         As of the date of this Proxy Statement, the Participants have no knowledge of the deadline by which proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1999 annual meeting must be received by the Company. This information is required to be set forth in the Company's proxy statement relating to the 1998 Annual Meeting.

PROXY                                            BADGER PAPER MILLS, INC.

The undersigned hereby appoints James D. Azzar, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Badger Paper Mills, Inc., held of record by the undersigned on February 2, 1998, at the Special Meeting of Shareholders to be held March 10, 1998, and any adjournment or postponement thereof.

1.       SHAREHOLDER RESOLUTION TO RESTORE FULL VOTING POWER.

         [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF JAMES D. AZZAR; BOMARKO, INC.; AND EXTRUSIONS DIVISION, INC. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL I AND ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING IN THE DISCRETION OF THE PROXY NAMED.

Dated ________________, 1998       X_______________________________________

                                   X_______________________________________

                                   Please sign exactly as your name appears on the records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





PLEASE MARK "FOR", DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.

PROXY                                            BADGER PAPER MILLS, INC.

The undersigned hereby appoints James D. Azzar, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Badger Paper Mills, Inc., held of record by the undersigned on the record date for the 1998 Annual Meeting of Shareholders, and any adjournment or postponement thereof.

1.       SHAREHOLDER RESOLUTION TO RECOMMEND SALE OF COMPANY.

         [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF JAMES D. AZZAR; BOMARKO, INC.; AND EXTRUSIONS DIVISION, INC. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE SHAREHOLDER RESOLUTION IN ITEM 1 AND ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING IN THE DISCRETION OF THE PROXY NAMED.

Dated ________________, 1998       X_______________________________________

                                   X_______________________________________


                                   Please sign exactly as your name
                                   appears on the records of the
                                   Company.  When shares are held by
                                   joint tenants, both should sign.
                                   When signing as attorney, as
                                   executor, administrator, trustee
                                   or guardian, please give full
                                   title as such.  If a corporation,
                                   please sign in full corporate name
                                   by President or other authorized
                                   officer.  If a partnership, please
                                   sign in partnership name by
                                   authorized person.